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                                                                    EXHIBIT 10.2
                             [LOGO OF SANTA ANITA]

                      SANTA ANITA REALTY ENTERPRISES, INC.
                         A Real Estate Investment Trust

                                 March 29, 1996

Mr. William C. Baker
Chairman and Chief Executive Officer
Santa Anita Realty Enterprises, Inc.
301 West Huntington Drive
Suite 405
Arcadia, California 91007

     RE: My Employment Agreement
         -----------------------

Dear Bill:

          This letter confirms certain understandings with respect to the impact under my Employment Agreement of the reorganization that is now taking place with respect to the duties of certain executive officers of Santa Anita Realty Enterprises, Inc. As part of this reorganization, I consent to the change in my title from Chief Executive Officer of Santa Anita Realty to Executive Vice-President of Realty. I will continue to serve as Vice Chairman of the Board. I further understand that one of your first responsibilities, as the incoming Chief Executive Officer of Realty, will be to review the division of responsibilities among the Realty officers. Accordingly, I understand that during the remaining term of my Employment Agreement (that is, until June 30, 1996) various changes in my duties or responsibilities may take place as part of this process.

          This letter is intended to confirm my agreement that none of the actions described in the preceding paragraph will constitute my constructive termination under the Employment Agreement. Moreover, although these events constitute "Good Reason" within the meaning of Section VI.D.4 of my Employment Agreement, I hereby waive any right, if I terminate during the term of my Employment Agreement, to treat my


   301  W. Huntington Drive, Suite 405 * P.O. BOX 60025  * Arcadia, CA 91066
               Telephone: (818) 574-5550  *  FAX: (818) 574-5997
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                             [LOGO OF SANTA ANITA]

Mr. William C. Baker
Page Two
March 29, 1996

termination as one for "Good Reason" because of any change in my position, authority, duties, or responsibilities.

            In preparing this letter, I am aware of the fact that you and the other directors of Realty are relying upon the waivers contained in this letter as part of the process that is now taking place to restructure certain responsibilities affecting the operation of Santa Anita Realty Enterprises, Inc.


                                    Very truly yours,

                                    /s/ Sherwood C. Chillingworth

                                    Sherwood C. Chillingworth

SCC:dc